                                                               EXHIBIT (d)(7)(i)

                    FIRST AMENDMENT TO SUB-ADVISER AGREEMENT

                                ING EQUITY TRUST

         This First Amendment, effective as of July 1, 2003, amends the Sub-Adviser Agreement (the "Agreement") dated the 9th day of May, 2001, as amended, between ING Investments, LLC, (formerly known as ING Pilgrim Investments, LLC) an Arizona limited liability company (the "Manager") and Aeltus Investment Management, Inc., a Connecticut corporation (the "Sub-Adviser") with regards to ING Principal Protection Fund, ING Principal Protection Fund II, ING Principal Protection Fund III, ING Principal Protection Fund IV, ING Principal Protection Fund V, ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII, and ING Principal Protection Fund IX, each a Series of ING Equity Trust.

                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendments will be effective as of July 1, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 2(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

         (ii) The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested unless the Manager gives the Sub-Adviser written instructions to the contrary. The Sub-Adviser will immediately forward any proxy it receives on behalf of the Fund solicited by or with respect to the issuers of securities in which assets of the Series are invested to the Manager or to any agent of the Manager designated by the Manager in writing.

         The Sub-Adviser will make appropriate personnel reasonably available for consultation for the purpose of reviewing with representatives of the Manager and/or the Board any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested. Upon request, the Sub-Adviser will submit a voting recommendation to the Manager for such proxies. In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Series. The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ING INVESTMENTS, LLC

                                            By: /s/ Michael J. Roland
                                                --------------------------------
                                                Michael J. Roland
                                                Executive Vice President

                                            AELTUS INVESTMENT MANAGEMENT, INC.

                                            By: /s/ Michael Gioffre
                                                --------------------------------
                                                Name: Michael Gioffre
                                                Title: Senior Vice President

[ING FUNDS LOGO]

August 21, 2003

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602

Dear Ms. Fernandez:

         Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund VIII and ING Principal Protection Fund IX, two newly established series of ING Equity Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the above-mentioned New Series to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for each series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the New Series by signing below.

                                                   Very sincerely,

                                                   /s/ Michael J. Roland
                                                   Michael J. Roland
                                                   Executive Vice President
                                                   ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By /s/ Mary Ann Fernandez
   --------------------------
   Mary Ann Fernandez
   Senior Vice President

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000         ING Investments, LLC
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

SERIES*                               ANNUAL SUB-ADVISER FEE
-------                               ----------------------
ING Principal Protection        Offering Phase                 0.125%
Fund                            Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

ING Principal Protection        Offering Phase                 0.125%
Fund II                         Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

ING Principal Protection        Offering Phase                 0.125%
Fund III                        Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

ING Principal Protection        Offering Phase                 0.125%
Fund IV                         Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

ING Principal Protection        Offering Phase                 0.125%
Fund V                          Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

ING Principal Protection        Offering Phase                 0.125%
Fund VI                         Guarantee Period                0.40%
                                Index Plus
                                LargeCap Period                 0.30%

*This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.

SERIES*                                ANNUAL SUB-ADVISER FEE
-------                                ----------------------
ING Principal Protection           Offering Phase             0.1125%
Fund VII                           Guarantee Period             0.36%
                                   Index Plus
                                   LargeCap Period             0.27%

ING Principal Protection           Offering Phase             0.1125%
Fund VIII                          Guarantee Period:

                                      -  Equity Component       0.36%
                                      -  Fixed Component      0.2475%
                                      -  ETF & Futures Strategy in lieu of Equity Strategy
                                                              0.2475%

                                   Index Plus
                                   LargeCap Period              0.27%

ING Principal Protection           Offering Phase             0.1125%
Fund IX                            Guarantee Period:

                                      -  Equity Component       0.36%
                                      -  Fixed Component      0.2475%
                                      -  ETF & Futures Strategy in lieu of Equity Strategy
                                                              0.2475%

                                   Index Plus
                                   LargeCap Period              0.27%

*This Schedule A to the Sub-Advisory Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.